Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES THIRD QUARTER RESULTS

Company to Begin Operating Binion’s Beginning March 2005

CHESTER, WV — November 8, 2004 — MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced financial results for the third quarter and nine-month period ended September 30, 2004.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

Total revenues for the quarter were $85.2 million compared to $84.1 million in the third quarter of 2003.  EBITDA grew by 6% to $18.6 million compared to $17.6 million in the same quarter of last year.  Net income was $5.9 million or $.20 per diluted share, compared to $6.0 million or $.21 per diluted share in the third quarter of last year.

Net win from slot operations at Mountaineer remained constant at $68.6 million, producing net win-per-day-per-machine of $232 based on an average of 3,220 machines for both the current quarter and the third quarter of 2003.  EBITDA at Mountaineer increased 5% to $20.6 million in the third quarter of 2004 from $19.7 million in the third quarter of 2003.

Revenues at MTR’s Speedway Property in North Las Vegas increased 14% to $2.6 million in the third quarter of 2004 and the property generated $180,000 in EBITDA representing an improvement over a $78,000 loss in the same period of 2003.  Binion’s contributed EBITDA of $767,000 in the third quarter of 2004.  Scioto Downs’ revenues totaled $2.4 million and had an EBITDA loss of $249,000 for the third quarter of 2004.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “While traffic was strong at Mountaineer during the quarter, we believe economic conditions, high fuel prices, flooding from the hurricanes in September and, to a lesser degree, the recent proliferation of slot machines in bars, restaurants and fraternal organizations near Mountaineer affected gaming revenues at Mountaineer.  Nonetheless, we continued to focus on controlling costs, which produced strong EBITDA margins at the property for the quarter.”

For the first nine months of 2004, total revenues rose 9% to $244.0 million, while EBITDA increased 10% to $45.5 million.  Net income was $11.9 million or $.41 per diluted share, compared to $12.9 million and $.45 per diluted share for the same period in 2003.  The results for the first nine months of 2003 included a net $432,000 gain on the sale of property, whereas the 2004 period included a $45,000 loss.

Net win at Mountaineer rose 8% to $200.9 million during the first nine months of 2004, producing net win-per-day-per-machine of $228 based on an average of 3,220 machines for the current period, compared to $220 with an average of 3,112 machines in the 2003 period.

EBITDA at Mountaineer increased 10% to $51.2 million in the first nine months of 2004 from $46.7 million in nine-month period of 2003.

Revenues at the Company’s Speedway Property in North Las Vegas increased 12% to $7.9 million for the first nine months of 2004 and the property generated $666,000 in EBITDA compared to essentially breaking even in the same period of 2003.  Binion’s contributed EBITDA of $1.6 million in the nine-month period of 2004.  Scioto Downs’ operations generated revenues of $5.3 million and had an EBITDA loss of $1.3 million for the first nine months of 2004.

Development Updates

•                  The Company has received notification that Harrah’s does not intend to extend the Joint Operating Agreement for another year.  Accordingly, the agreement will expire by its own terms on March 11, 2005, at which time MTR will begin operating Binion’s.   During the period from the April 1, 2004 reopening date through September 30, 2004, while Binion’s was being operated by Harrah’s, the property generated revenues of $34.0 million and EBITDA of $1.8 million.  This excludes entry fees and other direct revenue from the World Series of Poker® and payments made to MTR under the Joint Operating Agreement.  MTR anticipates that Binion’s will represent a significant diversification of the Company’s revenue base.  The final two tables of the 2005 World Series of Poker® will take place at Binion’s in accordance with the Joint Operating Agreement.

•                  The Company is pursuing its project development efforts in West Virginia, Pennsylvania, Minnesota, Michigan and Ohio, including supporting gaming legislative initiatives and pursuing judicial remedies where necessary.

“We continue to pursue prudent development opportunities that leverage our knowledge and expertise in the gaming and racino markets.  While the cost of exploring these opportunities may burden near-term results from time to time, we believe our attractive entry costs will provide significant long-term value for our shareholders,” concluded Mr. Arneault.

Financial Guidance

Due to current business trends, for the fourth quarter of 2004, the Company expects total revenues of $71.0-$73.0 million, EBITDA of $11.5-$12.5 million and net income of $1.1-$1.5 million.  This will produce total revenues of $315.0-$317.0 million, EBITDA of $57-$58 million and net income of $13.0-$13.4 million for fiscal year 2004.  The Company’s guidance assumes that (i) there will be no material new competition; (ii) the Commonwealth Court’s decision upholding Presque Isle Downs’ license will not be overturned; and (iii) no material changes in economic conditions, West Virginia gaming or tax laws or world events; and is subject to recoverability of certain costs in the event the Company obtains regulatory approval to relocate Presque Isle Downs and determines to do so and in the event the Company is unable to move forward with plans in Minnesota and Michigan.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity.  We have presented EBITDA as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  Uses of our cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP income from operations to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call and webcast focusing on the financial results and recent corporate developments at 5:00 p.m. ET on Monday, November 8, 2004.  Interested parties may participate in the call by dialing 706-679-0882 — please call in 10 minutes before the call is scheduled to begin, and ask for the MTR Gaming call.  The conference call will be broadcast live over the Internet via the Investor Relations section of the Company’s web site at www.mtrgaming.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia; Scioto Downs in Columbus, Ohio; the Ramada Inn and Speedway Casino in North Las Vegas, Nevada; Binion’s Horseshoe Hotel & Casino in Las Vegas, Nevada, which the Company operates jointly with an affiliate of Harrah’s; and holds a license (request for judicial review pending) to build Presque Isle Downs, a thoroughbred racetrack with pari-mutuel racing in Erie, Pennsylvania.  The Company also owns a 50% interest in the North Metro Harness Initiative, LLC which is pursuing a license to construct and operate a harness racetrack and card room 30 miles north of downtown Minneapolis. Additionally, the Company has entered into a definitive agreement to acquire a 90% interest in Jackson Trotting Association, LLC, which operates Jackson Harness Raceway in Jackson, Michigan.  The Mountaineer facility, the Company’s primary source of revenues, currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,220 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, future plans and operating results, and specifically guidance concerning the results for 2004 and expectations concerning the financial performance of Binion’s during the first full year after the company takes over operations.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to weather conditions or road conditions impeding access to Mountaineer, adverse changes in West Virginia video lottery laws or the rates of taxation of video lottery operations, the West Virginia’s Tourism Board’s administration of the advertising matching program, legalization of new forms of gaming in the Company’s target markets, which would lead to increased competition, the impact of new competition resulting from slots in Pennsylvania, general economic conditions affecting the resort business, dependence upon key personnel and the ability to attract new personnel, changes in the number of diluted shares, leverage and debt service, expiration or non-renewal of gaming licenses, favorable resolution of the pending legal challenge to our Pennsylvania racing license and receipt of a slots license for the facility, costs associated with maintenance and expansion of Mountaineer Park’s infrastructure to meet the demands attending increased patronage, costs and risks attending construction, expansion of operations, continued dependence on Mountaineer for the vast majority of our revenues, disruption in developing our planned Pennsylvania operations and other facilities we may expand and/or acquire, extensive regulation by gaming and racing authorities, regulatory approval of our building plans for Presque Isle Downs and regulatory approval of our motion to permit relocation (in the event we determine to move), successful challenge of the Minnesota Racing Commission’s decision not to authorize a second racetrack in the state; satisfaction of all of the closing conditions, including regulatory approval, of our acquisition in Michigan, our compliance with environmental laws and potential exposure to environmental liabilities, limited public market and liquidity of our common stock, shares eligible for future sale, and successful cross-marketing of the Company’s Ohio and planned Pennsylvania  operations with Mountaineer, successful implementation of telephone and Internet wagering at Scioto Downs, successful transition and operation of Binion’s, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law.

For Additional Information, Please Contact:
MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Barbera	(212) 836-9610
lbarbera@equityny.com
	Loren G. Mortman	(212) 836-9604

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
Revenues:
Gaming	$70,458,000	$70,312,000	$206,590,000	$191,819,000
Parimutuel commissions	4,313,000	3,762,000	10,586,000	8,194,000
Food, beverage and lodging	7,298,000	7,210,000	19,143,000	17,631,000
Other	3,088,000	2,779,000	7,685,000	5,528,000
Total revenues	85,157,000	84,063,000	244,004,000	223,172,000
Less promotional allowances	(1,296,000)	(1,415,000)	(3,465,000)	(3,760,000)
Net revenues	83,861,000	82,648,000	240,539,000	219,412,000

Costs of revenues:
Cost of gaming	40,510,000	41,889,000	124,935,000	117,684,000
Cost of parimutuel commissions	2,961,000	2,560,000	7,660,000	6,086,000
Cost of food, beverage and lodging	4,851,000	5,195,000	13,844,000	13,117,000
Cost of other revenues	2,416,000	2,357,000	6,564,000	5,619,000
Total cost of revenues	50,738,000	52,001,000	153,003,000	142,506,000

Gross profit	33,123,000	30,647,000	87,536,000	76,906,000

Selling, general and administrative expenses:
Marketing and promotions	2,700,000	2,082,000	7,925,000	5,752,000
General and administrative	11,781,000	10,981,000	34,100,000	29,905,000
Depreciation and amortization	5,946,000	4,783,000	16,452,000	13,376,000

Total selling, general and administrative expenses	20,427,000	17,846,000	58,477,000	49,033,000

Operating income	12,696,000	12,801,000	29,059,000	27,873,000

Other (expense) income:
(Loss) gain on disposal of property	(76,000)	(11,000)	(45,000)	432,000
Interest income	58,000	94,000	163,000	231,000
Interest expense	(3,373,000)	(3,457,000)	(10,312,000)	(8,347,000)

Income before provision for income taxes	9,305,000	9,427,000	18,865,000	20,189,000
Provision for income taxes	3,443,000	3,438,000	6,980,000	7,329,000

Net income	$5,862,000	$5,989,000	$11,885,000	$12,860,000

Net income per share:
Basic	$0.21	$0.22	$0.42	$0.46
Diluted	$0.20	$0.21	$0.41	$0.45

Weighted average number of shares outstanding:
Basic	28,551,201	27,798,876	28,422,385	27,809,212
Diluted	28,884,256	28,364,874	28,919,761	28,630,987

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2004	2003	2004	2003
Net revenues:
Mountaineer Park	$78,127,000	$78,748,000	$225,873,000	$210,690,000
Scioto Downs	2,446,000	1,481,000	5,289,000	1,481,000
Speedway - Las Vegas	2,638,000	2,305,000	7,870,000	7,030,000
Binion's Horseshoe	647,000	—	1,498,000	—
Speakeasy - Reno	—	—	—	47,000
Corporate	3,000	114,000	9,000	164,000
Consolidated	$83,861,000	$82,648,000	$240,539,000	$219,412,000

EBITDA:
Mountaineer Park	$20,635,000	$19,688,000	$51,234,000	$46,691,000
Scioto Downs	(249,000)	(115,000)	(1,259,000)	(115,000)
Speedway - Las Vegas	180,000	(78,000)	666,000	1,000
Binion's Horseshoe	767,000	—	1,566,000	—
Speakeasy - Reno	—	—	—	(293,000)
Corporate	(2,691,000)	(1,911,000)	(6,696,000)	(5,035,000)
Consolidated	$18,642,000	$17,584,000	$45,511,000	$41,249,000

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(unaudted)

The following tables set forth a reconciliation of operating income (loss), a GAAP financial measure, to EBITDA, a non-GAAP financial measure.

	Three Months Ended		Nine Months Ended		Financial Guidance	Financial Guidance
	September 30		September 30		Fourth Quarter Ending	Year Ending
	2004	2003	2004	2003	December 31, 2004	December 31, 2004
Moutaineer Park:
Operating income	$16,251,000	$15,702,000	$38,500,000	$35,204,000
Depreciation and amortization	4,384,000	3,986,000	12,734,000	11,487,000
EBITDA	$20,635,000	$19,688,000	$51,234,000	$46,691,000

Scioto Downs:
Operating loss	$(464,000)	$(259,000)	$(1,905,000)	$(259,000)
Depreciation and amortization	215,000	144,000	646,000	144,000
EBITDA	$(249,000)	$(115,000)	$(1,259,000)	$(115,000)

Speedway - Las Vegas:
Operating loss	$(157,000)	$(399,000)	$(276,000)	$(960,000)
Depreciation and amortization	337,000	321,000	942,000	961,000
EBITDA	$180,000	$(78,000)	$666,000	$1,000

Binion's Horseshoe:
Operating income	$80,000	$—	$368,000	$—
Depreciation and amortization	687,000	—	1,198,000	—
EBITDA	$767,000	$—	$1,566,000	$—

Speakeasy - Reno:
Operating loss	$—	$—	$—	$(312,000)
Depreciation and amortization	—	—	—	19,000
EBITDA	$—	$—	$—	$(293,000)

Corporate:
Operating loss	$(3,014,000)	$(2,243,000)	$(7,628,000)	$(5,800,000)
Depreciation and amortization	323,000	332,000	932,000	765,000
EBITDA	$(2,691,000)	$(1,911,000)	$(6,696,000)	$(5,035,000)

Consolidated:
Operating income	$12,696,000	$12,801,000	$29,059,000	$27,873,000	$5,500,000-$6,500,000	$34,500,000-$35,500,000
Depreciation and amortization	5,946,000	4,783,000	16,452,000	13,376,000	$6,000,000	$22,500,000
EBITDA	$18,642,000	$17,584,000	$45,511,000	$41,249,000	$11,500,000-$12,500,000	$57,000,000-$58,000,000

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2004	2003
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$21,891,000	$26,796,000
Restricted cash	400,000	820,000
Accounts receivable, net of allowance for doubtful accounts of $160,000 in 2004 and $152,000 in 2003	4,971,000	6,957,000
Accounts receivable - West Virginia Lottery Commission	5,709,000	859,000
Inventories	2,861,000	2,664,000
Deferred financing costs	1,784,000	1,412,000
Prepaid taxes	—	3,071,000
Deferred income taxes	1,176,000	1,176,000
Other current assets	2,578,000	2,745,000
Total current assets	41,370,000	46,500,000

Property and equipment:
Land	28,757,000	13,286,000
Building	168,689,000	148,050,000
Equipment and automobiles	76,897,000	67,579,000
Furniture and fixtures	16,809,000	15,221,000
Construction in progress	7,541,000	11,045,000
	298,693,000	255,181,000
Less accumulated depreciation	(69,585,000)	(55,375,000)
	229,108,000	199,806,000

Other assets:
Goodwill	1,492,000	1,492,000
Other intangibles	14,850,000	13,789,000
Note receivable	2,200,000	2,215,000
Deferred income taxes	2,256,000	2,256,000
Deferred financing costs, net of current portion	4,811,000	6,052,000
Deposits and other	13,297,000	8,431,000
	38,906,000	34,235,000
Total assets	$309,384,000	$280,541,000

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liablities:
Accounts payable	$3,074,000	$4,591,000
Accrued payroll and payroll taxes	2,312,000	2,340,000
Accrued tax liability	3,427,000	—
Accrued interest	6,482,000	3,296,000
Accrued liabilities	6,069,000	6,136,000
Current portion of capital leases	2,620,000	5,125,000
Current portion of long-term and other debt	356,000	975,000
Total current liabilites	24,340,000	22,463,000

Capital lease obligations, net of current portion	224,000	1,799,000
Long-term and other debt, less current portion	133,201,000	133,295,000
Deferred leashold obligation	13,270,000	—
Long-term deferred compensation	5,281,000	3,127,000
Deferred income taxes	14,216,000	14,216,000
Total liabilities	190,532,000	174,900,000

Shareholders' equity:
Common stock	—	—
Paid in capital	60,060,000	58,469,000
Retained earnings	58,792,000	47,172,000
Total shareholders' equity	118,852,000	105,641,000
Total liabilities and shareholders' equity	$309,384,000	$280,541,000

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